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             JWGENESIS FINANCIAL. CORP.
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Advertorial Regarding First Union Merger,
appearing in On Wall Street,
(December 2000)

JWGenesis Financial Services, Inc. & First Union Securities Financial Network, Inc.

Mark Staples, Managing Director, FUSFN
Marshall Leeds, Chairman & CEO, JWGFS

We believe the combination of JWGenesis' expertise in the independent arena and First Union Securities' depth of research, product and support will create the best of all worlds for independent investment brokers. They can enjoy the products and services of a very large organization, with the heritage of a regional firm culture. First Union offers services for the fee based financial advisor including money management, mutual funds, and annuities, as well as for the traditional broker who manages portfolios of stocks and bonds on a commission basis. Our overriding philosophy is that the relationship between the investment broker and client is paramount.

We understand the importance of a smooth transition. Each new broker is assigned one to three people from our 30-person transition team. Prior to opening, the team arrives on-site so that when the broker arrives the office is ready, the phones and computers are turned on, and all customer files are in place. They stay in contact with the broker until all client accounts have transferred properly.

The centerpiece of our technological effort is InfoMax, our intranet system. The research component provides both internal and correspondent research on 20,000 securities, allowing reps to see analysts' rankings and to search and sort by dozen of criteria. InfoMax is a real-time, interactive system, which provides information specific to each broker's needs including mutual funds, annuities, financial and retirement planning and money management.

We believe independent brokers should be self-starters, working hard to create value in their business while averaging $150,000 and above in annual production. They do what is in the best interest of their clients and enjoy the benefits of owning their own business.

On August 31, 2000, First Union Corporation (First Union) and JWGenesis Financial Corp. signed a definitive agreement and Plan of Merger (the Merger Agreement) whereby First Union agreed to acquire JWGenesis Financial Corp. and its subsidiaries including JWGenesis Financial Services, Inc. Subject to the terms and conditions of the Merger Agreement, it is expected that this merger will close on or about January 2, 2001, at which time JWGenesis Financial Services, Inc. would become a wholly owned subsidiary of First Union and would be renamed First Union Securities Financial Network, Inc., a member of the NASD and SIPC.

1-800-594-3637